SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2017

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23‑2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On October 31, 2017, USA Technologies, Inc. (the “Company”), and Visa U.S.A. Inc. (the “Network”), entered into a new three-year agreement (the “Agreement”) effective as of July 1, 2017, which replaced the agreement that had previously been entered into between them.

Subject to the terms of the Agreement, the Network has agreed to continue to make available to the Company promotional interchange reimbursement fees for small ticket debit and credit card transactions in the unattended beverage and food vending merchant category code, as well as for small ticket regulated debit card transactions in the other unattended vending and/or retail merchant category codes covered by the Agreement. The Agreement enables the Company to avoid paying significantly higher interchange fees for small ticket regulated debit card transactions that the Network has been charging since the promulgation of regulations pursuant to the so-called Durbin Amendment to the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010. The promotional interchange reimbursement fees provided by the Agreement will allow the Company to continue to accept the Network’s debit card products in the merchant category codes covered by the Agreement without adversely impacting the Company or its customers. During the term of the Agreement, the Company does not anticipate accepting any debit and/or credit cards in the merchant category codes with interchange reimbursement fees higher than the promotional rates provided under the Agreement.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: November 6, 2017	By:	/s/Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer